UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): August 19, 2021

Aeluma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56218	85-2807351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Castilian Drive Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

805-351-2707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 18, 2021, Mr. Lee McCarthy tendered his resignation to Aeluma, Inc. (the “Company”) as the Company’s Interim Chief Financial Officer. Mr. McCarthy has been serving as the Company’s Interim Chief Financial Officer and Chief Operating Officer, as well as one of the Company’s directors. Mr. McCarthy’s resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices. Mr. McCarthy will continue to serve as the Chief Operating Officer of the Company and as one of its directors. In light of the Company’s current size and operations, the Company engaged an outside full financial services company to assist with the duties that are usually handled by a chief financial officer to fulfill the Company's current financial needs.  The board believes that the expense of having a full time chief financial officer is unwarranted at this time and that the services to be provided by the outside company will be sufficient for the company’s current needs.  The Company will devote resources to retaining a full time chief financial officer when needed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AELUMA, INC.

Date: August 19, 2021	By:	/s/ Jonathan Klamkin
Jonathan Klamkin
President, Chief Executive Officer and Director

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